Exhibit 99.1

Janus Contacts:	July 23, 2009

Shelley Peterson: 303-316-5625

Scott Grace: 303-394-7709

JANUS CAPITAL GROUP INC. CLOSES COMMON STOCK AND CONVERTIBLE SENIOR NOTES OFFERINGS

DENVER — Janus Capital Group Inc. (NYSE: JNS) today announced that it completed its previously announced public offering of 20,909,090 shares of its common stock (including 2,727,271 shares sold pursuant to the exercise of the underwriters’ over-allotment option), and its previously announced public offering of $170 million aggregate principal amount of its convertible senior notes (including $20 million aggregate principal amount of notes sold pursuant to the exercise of the underwriters’ over-allotment option).

The convertible senior notes will pay interest semiannually at a rate of 3.25% and will be convertible, under certain circumstances, into cash, shares of Janus common stock, or a combination of cash and shares of Janus common stock, at Janus’ election, at an initial conversion rate of 71.3012 shares of Janus common stock per $1,000 principal amount of convertible senior notes, which is equivalent to an initial conversion price of approximately $14.03 per share of common stock, subject to adjustment in certain circumstances. This initial conversion price represents a premium of 27.5% relative to the public offering price of Janus’ common stock of $11 per share in the common stock offering.

Janus received proceeds from both offerings of approximately $383 million, net of underwriting discounts and commissions and before payment of other offering expenses.  Janus intends to use the net proceeds of the concurrent common stock and convertible senior notes offerings, together with cash on hand, to repurchase up to $400 million aggregate principal amount of its outstanding 2011, 2012 and 2017 senior notes in its previously announced tender offer and for general corporate purposes, including the repayment or repurchase of any of the foregoing series of notes that remain outstanding after the tender offer.

J.P. Morgan Securities Inc. and Goldman, Sachs & Co. acted as joint book-running managers of the offerings.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Any offer of the securities will be made only be means of a prospectus, forming a part of the effective registration statement, the applicable prospectus supplement and other related documents. Copies of these documents may be obtained by contacting J.P. Morgan Securities Inc., Attention: Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or by calling 1-718-242-8002 or Goldman, Sachs & Co., 85 Broad Street, SC Level, New York, New York 10004, Attention: Prospectus Department or by calling 1-866-471-2526.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks associated with the appointment of an interim CEO and our ability to identify a permanent CEO and resulting potential disruptions to the Company and our business, risks associated with our debt tender offer, including whether such offers and tender offers will be successful and on what terms they may be completed, and other risks, uncertainties, assumptions and factors specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur.  Many of these factors are beyond the control of the Company and its management.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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